CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Northeast Bancorp


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32095), (No. 33-58538), (No. 33-
32096) and (No. 33-87976) of Northeast Bancorp of our report dated August 4, 2000, with respect to the consolidated financial statements of Northeast Bancorp and Subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2000.



Portland, Maine                         Baker Newman & Noyes
September 25, 2000                      Limited Liability Company